Exhibit 5.1
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             [Sheppard, Mullin, Richter & Hampton LLP Letterhead]


June 24, 2003


National Technical Systems, Inc.
24007 Ventura Boulevard, Suite 200
Calabasas, California 91302

            Re:   Registration Statement on Form S-8
                  ----------------------------------

Ladies and Gentlemen:

            We have acted as special counsel to National Technical Systems, Inc., a California corporation (the "Company"), in connection with the registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of 500,000 shares of the Company's common stock reserved for issuance under the National Technical Systems, Inc. 1994 Employee Incentive Stock Option Plan (the "Plan").

            This opinion is being furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

            We have reviewed the Company's charter documents and the corporate proceedings taken by the Company with respect to the establishment and amendment of the Plan. With respect to the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as certified or reproduced copies. We also have obtained from the officers of the Company certificates as to all factual matters necessary for the purpose of this opinion and, insofar as this opinion is based on such matters of fact, we have relied on such certificates without independent investigation.

            Based on such review, we are of the opinion that, if, as and when the shares of the Company's common stock are issued and sold (and the consideration therefor received) pursuant to the provisions of the Plan and stock option agreements duly authorized under the Plan, and in accordance with the Registration Statement, such shares will be duly authorized, legally issued, fully paid and nonassessable

            We consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement.

            This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by

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June 24, 2003
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implication or otherwise,  as to any other matters relating to the Company,  the
Plan, or the shares of the Company's common stock issuable under such plan.

                                         Respectfully submitted,


                              /s/ SHEPPARD, MULLIN, RICHTER & Hampton LLP